SECOND ADDENDUM

TO

SUBSCRIPTION AGREEMENT

This **ADDENDUM** (hereinafter referred to as the "Addendum"), which is made this 28th day of November, 2016, by and between **KSIX Media Holdings, Inc.**, a Nevada corporation (hereinafter referred to as the "Company") and **BCAN Holdings, LLC**, a Nevada limited liability company (hereinafter referred to as the "Subscriber"), hereby provides for the extension of a Subscription Agreement dated September 15, 2016. The Company and the Subscriber may be referred to individually as a "Party" or collectively as the "Parties" below.

RECITALS

WHEREAS, the Company and the Subscriber entered into a "Subscription Agreement" for the purchase of equity securities of the Company dated September 15, 2016 (hereinafter referred to as the "Subscription Agreement);

FURTHER, the original Subscription Agreement was effective for a forty-five (45) day period from execution which would expire on or about October 30, 2016 (hereinafter referred to as the "Effective Period");

FURTHER, on October 30, 2016, the Parties extended the Effective Period of the Subscription Agreement until November 30, 2016 and deleted the fourth paragraph of the Recitals to the Subscription Agreement (the "1st Addendum"); and

FINALLY, the Parties wish to extend the Effective Period as defined in the Subscription Agreement until March 31, 2017.

NOW, THEREFORE, the Parties agree to modify the third paragraph and remove the fourth paragraph of the recitals as set forth in the Subscription Agreement.

AGREEMENT

As such, and as agreed upon by the Parties, the Third paragraph of the recitals as set forth in the Subscription Agreement and amended by the 1st Addendum shall now be subsequently amended as follows:

> "**WHEREAS**, the Purchaser shall have a non-transferrable and irrevocable option (the "**Option**") for up to one hundred and ninety-six (196) days (until March 31, 2017) from the date of the initial purchase by the Purchaser and receipt of the Minimum Purchase proceeds by the Company (the "**Effective Period**") to increase the amount of the transaction up to the Maximum Purchase Amount."

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Addendum on the day first written above.

KSIX Media Holdings, Inc. (the "Company")

Dated: 11/30/2016

By: Carter Matzinger
Name: Carter Matzinger
Title: President

BCAN Holdings, LLC (the "Purchaser")

Dated: 11/30/2016

By: [signature]
Name: Anthony P. Nuzzo Jr.
Title: Manager